Exhibit 99.1

Master Titan Holdings LP

Consolidated Financial Statements
December 31, 2017 and 2016

April 30, 2018

Independent Auditor’s Report

To the Unitholders of
Master Titan Holdings LP

We have audited the accompanying consolidated financial statements of Master Titan Holdings LP and its subsidiaries, which comprise the consolidated statements of financial position as at December 31, 2017 and December 31, 2016 and the related consolidated statements of income and comprehensive income, of changes in partners’ equity and of cash flows for the year ended December 31, 2017 and the period from incorporation on March 18, 2016 to December 31, 2016, which, as described in note 1 to the consolidated financial statements, have been prepared on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board; this includes the design, implementation and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of significant accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Master Titan Holdings LP and its subsidiaries as at December 31, 2017 and December 31, 2016, and the results of operations and their cash flows for the year ended December 31, 2017 and the period from incorporation on March 18, 2016 to December 31, 2016 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Chartered Professional Accountants, Licensed Public Accountants

Master Titan Holdings LP

Consolidated Statements of Financial Position

As at December 31, 2017 and 2016

	2017 $	2016 $
Assets

Current assets
Cash and cash equivalents (note 5)	888,932	4,571,110
Trade accounts receivable (note 6)	85,046,370	79,555,793
Inventories (note 7)	65,648,298	60,024,448
Prepaid expenses	2,789,700	6,597,692
Loans receivable and advances (note 8)	2,240,084	199,210
	156,613,384	150,948,253
Long-term assets
Loans to related parties (note 14)	37,924,952	—
Loans receivable and advances (note 8)	5,518,507	4,205,862
Property, plant and equipment (note 9)	34,052,071	29,158,126
Intangible assets (note 10)	108,514,285	130,465,714
Goodwill (note 10)	102,887,927	101,643,927
	288,897,742	265,473,629
	445,511,126	416,421,882
Liabilities

Current liabilities
Bank indebtedness (note 5)	47,991,899	34,058,947
Accounts payable and accrued liabilities	23,467,116	34,532,582
Long-term debt (note 11)	9,252,000	12,260,000
Contingent consideration - LP Units (note 4)	—	9,275,171
	80,711,015	90,126,700
Long-term liabilities
Long-term debt (note 11)	168,479,668	102,508,815
Contingent consideration - LP Units (note 4)	78,729,785	44,865,828
Other long-term payables	2,453,023	2,398,810
	249,662,476	149,773,453
	330,373,491	239,900,153
Partners’ Equity

Capital stock
General partnership units (note 12)	600	600
Limited partnership units (note 12)	103,736,968	175,242,333

Retained earnings	11,400,067	1,278,796
	115,137,635	176,521,729
	445,511,126	416,421,882

On Behalf of the Board

Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

Master Titan Holdings LP

Consolidated Statements of Income and Comprehensive Income

	Year ended December 31, 2017 $	Period from incorporation on March 18, 2016 to December 31, 2016 $
Net sales (note 15)	589,248,231	365,011,542

Cost of sales	390,364,792	243,841,456

Net sales less cost of sales	198,883,439	121,170,086

Operating expenses (income)
Wages, salaries and benefits	72,607,869	45,311,780
Vehicle	13,213,220	7,990,369
Occupancy costs	14,800,016	9,628,103
Repairs and maintenance	3,305,220	2,082,454
Bank charges	4,036,507	2,625,310
Marketing	5,218,466	2,932,999
Office	5,796,113	3,184,706
Depreciation	9,205,285	7,081,861
Amortization of intangible assets	21,951,429	14,634,286
Management fees	601,298	378,120
Other income (note 16)	(5,067,717)	(3,198,029)
	145,667,706	92,651,959
Operating income	53,215,733	28,518,127

Other expenses
Interest	8,701,980	5,589,927
Transaction and other costs (note 4)	838,205	10,888,726
Other expenses	337,110	64,446
Consideration to former shareholders and change in fair value (note 4)	33,048,349	10,703,899
Loss (gain) on disposal	168,818	(7,667)
	43,094,462	27,239,331
Net income and comprehensive income - End of period	10,121,271	1,278,796

The accompanying notes are an integral part of these consolidated financial statements.

Master Titan Holdings LP

Consolidated Statements of Changes in Partners’ Equity

For the year ended December 31, 2017 and period from incorporation on March 18, 2016 to December 31, 2016

	Limited partners $	General partners $	Retained earnings $	Total $

Partners’ equity - March 18, 2016	—	—	—	—
Capital contributions
GP units	—	600	—	600
Class A-1 units	87,821,262	—	—	87,821,262
Class A-2 units	7,803,738	—	—	7,803,738
	95,625,000	600	—	95,625,600
Partners’ equity - April 29, 2016
Issued as part of business combination (note 4)
Class A-2 units	57,537,333	—	—	57,537,333
Class B-1 units	11,040,000	—	—	11,040,000
Class B-2 units	11,040,000	—	—	11,040,000
	79,617,333	—	—	79,617,333
	175,242,333	600	—	175,242,933
Net income and comprehensive income for the period	—	—	1,278,796	1,278,796
Partners’ equity - December 31, 2016	175,242,333	600	1,278,796	176,521,729
Partners’ equity - January 1, 2017	175,242,333	600	1,278,796	176,521,729
Capital contributions
Issued capital
Class A special unit option	100,000	—	—	100,000
Class B special unit option	100,000	—	—	100,000
Return of capital
Class A-1 units	(53,467,216)	—	—	(53,467,216)
Class A-2 units	(18,160,944)	—	—	(18,160,944)
Class A special unit option	(43,637)	—	—	(43,637)
Class B special unit option	(33,568)	—	—	(33,568)
	(71,505,365)	—	—	(71,505,365)
	103,736,968	600	1,278,796	105,016,364
Net income and comprehensive income for the period	—	—	10,121,271	10,121,271
Partners’ equity - December 31, 2017	103,736,968	600	11,400,067	115,137,635

The accompanying notes are an integral part of these consolidated financial statements.

Master Titan Holdings LP

Consolidated Statements of Cash Flows

	Year ended December 31, 2017 $	Period from incorporation on March 18, 2016 to December 31, 2016 $
Cash provided by (used in)

Operating activities
Net income for the period	10,121,271	1,278,796
Items not involving cash
Depreciation	9,205,285	7,081,861
Amortization of intangible assets	21,951,429	14,634,286
Amortization of deferred financing fees	502,083	300,208
Loss (gain) on disposal	168,818	(7,667)
Consideration to former shareholders and change in fair value	33,048,349	10,703,899
Interest on contingent consideration	869,821	645,457
	75,867,056	34,636,840
Changes to non-cash working capital items
Trade accounts receivable	(2,908,577)	14,917,338
Inventories	(3,249,850)	(2,603,794)
Prepaid expenses	3,807,992	(4,837,508)
Loans receivable and advances	(3,353,519)	(825,095)
Accounts payable and accrued liabilities	(11,065,466)	(10,286,728)
	59,097,636	31,001,053
Investing activities
Payments in relation to previous business acquisition	(9,275,171)	—
Business acquisition (note 4)	(11,000,000)	(267,459,732)
Purchase of property, plant and equipment (note 9)	(9,689,846)	(2,708,430)
Proceeds from disposal of property, plant and equipment (note 9)	221,798	858,460
	(29,743,219)	(269,309,702)
Financing activities
Capital contributions received (note 12)	200,000	95,625,600
Return of capital (note 12)	(71,705,365)	—
Loans to related parties (note 14)	(37,924,952)	—
Increase in term loans	84,377,000	122,600,000
Repayment of term loan	(20,473,000)	(7,403,395)
Net increase in bank indebtedness	13,932,952	34,058,947
Financing fees	(1,443,230)	(2,001,393)
	(33,036,595)	242,879,759
Net change in cash during the period	(3,682,178)	4,571,110
Cash and cash equivalents - Beginning of period	4,571,110	—
Cash and cash equivalents - End of period	888,932	4,571,110

The accompanying notes are an integral part of these consolidated financial statements.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

1                      Nature of operations and summary of significant accounting policies

Nature of operations

Master Titan Holdings LP (the Company) is a general partnership formed on March 18, 2016 pursuant to the Partnership Act (Manitoba) whose partners are TorQuest Fund III GP Inc., through its ownership interest in T1 2016 Investors LP and Master Titan Holdings GP Inc.

The Company’s principal business activity is the purchase and distribution of drywall, lumber, commercial and residential building materials and construction material throughout Canada. On April 29, 2016, the Company commenced operations through the purchase of the net assets of several entities as described in note 4.

The Company has several locations throughout British Columbia, Alberta, Saskatchewan, Manitoba and Ontario. The Company’s headquarters are located at 50 Royal Group Crescent, Vaughan, Ontario, Canada L4H 1X9.

Summary of significant accounting policies

•                           Basis of presentation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), and with interpretations of the International Financial Reporting Committee which the Canadian Accounting Standards Board has approved for incorporation into Part 1 of the Chartered Professional Accountants of Canada Handbook - Accounting. The Company consolidates all entities which it controls. The principal subsidiaries of the Company include the following:

•                       WatBlock GP (WatBlock)

•                       Watson LP (through its ownership interest in WatBlock LP) (Watson)

•                       Slegg LP (Slegg)

•                       BC Ceilings LP (BCC)

•                       Core Acoustics Titan LP (Core Acoustics)

•                       Shoemaker LP (Shoemaker)

•                       WSB Titan Amalco (WSB Titan)

The accounting policies set out below have been applied consistently throughout the subsidiaries to all periods presented in these consolidated financial statements. The board of directors approved these consolidated financial statements on April 30, 2018.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

•                      Basis of consolidation

•                       Subsidiaries

Subsidiaries are all those entities over which the Company has the power over the investee, is exposed or has rights to variable returns from its involvement with the investee and has the ability to affect these returns through its power over the investee. Subsidiaries are fully consolidated from the date on which control is transferred to the Company and de-consolidated from the date that control ceases.

•                       Intercompany transactions

Intercompany balances, unrealized gains and losses, and income and expenses arising from intercompany transactions are eliminated in preparing the consolidated financial statements.

•                      Foreign currency translation

The functional currency of the Company and its subsidiaries and the presentation currency of the consolidated financial statements is the Canadian dollar.

•                       Foreign currency transactions

Transactions in foreign currencies are translated into the functional currency at the exchange rate prevailing at the date of the transaction.

•                      Financial assets

•                       Classification

The Company classifies its financial assets into the following categories: at fair value through profit or loss, loans and receivables, and available-for-sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

•                       Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held-for-trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives are also categorized as held-for-trading unless they are designated as hedges. Assets in this category are classified as current assets if expected to be settled within 12 months, otherwise they are classified as non-current.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

•                       Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These financial assets are classified as non-current assets.

•                       Available-for-sale financial assets.

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

As at December 31, 2017 and 2016, the Company only had loans and receivables.

•                       Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the consolidated statements of financial position when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

•                       Trade and other accounts receivable

Accounts receivable consist of amounts due from customers from product sales in the normal course of business. Trade receivables are carried at amounts due, net of a provision for amounts estimated to be uncollectible.

•                       Cash

Cash comprises cash balances and demand deposits with banks and other short-term highly liquid investments subject to insignificant risk of changes in value.

•                      Inventories

Inventories are mainly comprised of goods held for resale. Inventories are stated at the lower of cost and net realizable value. Cost is calculated on a weighted average basis, including freight-in costs (where applicable), net of any purchase rebates. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs necessary to make the sale. Cost of sales represents the cost of inventory recognized as an expense during the period.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

•                      Property, plant and equipment

Property, plant and equipment are recorded at historical cost less accumulated depreciation and accumulated impairment losses.

The useful lives of property and equipment are reviewed at least annually and the depreciation charge is adjusted for prospectively. Property, plant and equipment are depreciated over their estimated useful lives as follows:

Vehicles and trucks	30% - 40% declining balance
Furniture and fixtures	8% - 20% declining balance
Buildings	4% declining balance
Machinery and equipment	30% declining balance
Leasehold improvements	straight-line over the term of the lease

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within other income and other expenses in the consolidated statements of income and comprehensive income.

•                      Goodwill and intangible assets

•                       Goodwill

All business combinations are accounted for by applying the acquisition method. Under this method, the purchase price is allocated to assets acquired, liabilities and contingent liabilities assumed (the net assets), based on their estimated fair values as at the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired is allocated to goodwill.

Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash generating units (CGUs) or group of CGUs, which corresponds to the level at which goodwill is internally monitored. Goodwill is not amortized but is tested for impairment annually or as soon as there is an indication the CGU may be impaired.

The carrying value of goodwill CGU is compared to the recoverable amount, which is the higher of value in use and the fair value less costs to sell. Any impairment is recognized immediately as an expense and is not subsequently reversed.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

•                       Intangible assets

Intangible assets other than goodwill are stated at cost less accumulated amortization and impairment losses (see note 10).

Identifiable intangible assets existing at the date of acquisition in a business combination are recognized as part of the purchase accounting and are measured at fair value. Intangible assets are considered identifiable if they arise from contractual or legal rights or are separable and are amortized over the life of the legal right.

Customer relationships and customer contracts are recognized when the acquired entity establishes relationships with key customers through contracts. Customer relationships and customer contracts are measured using an excess profit method and are amortized over their estimated useful lives of seven and five years, respectively, on a straight-line basis.

Brands are recognized when the acquired entity has words, names, symbols, devices or a combination thereof, used by the Company to distinguish them from those manufactured or sold by others. Brands are measured using the excess savings from owning the rights and are amortized over their estimated useful lives of five years on a straight-line basis.

In accordance with IFRS, for the purposes of assessing the impairment of property, plant and equipment, management has identified CGUs based on the smallest group of assets that are capable of generating largely independent cash inflows. CGUs have been identified to be those based on operating divisions.

•                       Calculation of the recoverable amount

The recoverable amount of non-financial assets or CGUs is the greater of their fair value less costs to sell and the value in use. In assessing fair value, the estimated future cash flows are discounted to their present value using a discount rate before tax that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash flows, the recoverable amount is determined for the CGU to which the asset belongs. The Company performs impairment tests of goodwill at the division level, which represents the lowest level within the entity at which operations are monitored by management for the purpose of measuring the return on investment.

•                      Financial liabilities

•                       Long-term debt

Long-term debt is recognized initially at fair value less associated financing fees. Subsequent to initial recognition, long-term debt is stated at amortized cost using the effective interest rate method. Financial liabilities are classified as current liabilities if payment is due within 12 months. Otherwise, they are presented as non-current liabilities.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

•                       Financing fees

Financing fees are incremental costs that are directly associated with the issuance of the financial liability. Financing fees include costs and commissions paid to agents and advisers.

•                      Recognition of contingent consideration

The Company recognizes the fair value of contingent consideration relating to its business acquisitions at the date the transaction closes. When the consideration is subject to the financial performance of the business being acquired, the Company revalues the contingent consideration liabilities at each subsequent reporting date and on settlement. Consideration that is earned by the former shareholders outside of the financial performance of the business or tied to vesting periods are recorded as earned and are included in the consolidated statements of income and comprehensive income. The contingent shares are either issued in escrow and subsequently released to the counterparty, or are issued at a later date, and the amount varies based on the business being acquired achieving predetermined earnings targets over a specified period.

Contingent consideration for certain businesses acquired are issued in LP units at the date of acquisition and subsequently settled in either equity or cash, depending on the agreement, when the contingency is resolved.

Subsequent changes in fair value between reporting periods are included in the determination of net income. Shares issued or released from escrow in the final settlement of contingent consideration are recognized in share capital at their fair value at the time of issue or release with a corresponding reduction in the contingent consideration liability. The current portion of contingent consideration is based on the Company’s estimate of the value that will be payable within 12 months.

•       Revenue

Revenue arising from the sale of goods is presented in net sales in the consolidated statements of income and comprehensive income. Sales are recognized when the significant risks and rewards of ownership have been transferred to the buyer, which usually occurs with shipment of the product.

Sales are recognized net of sales rebates and discounts.

The Company may, from time to time, enter into direct sales (as opposed to warehouse sales) whereby the product is sent directly from the supplier to the customer without any physical transfer to and from the Company’s warehouse. The Company is acting as principal in this relationship and bears the credit risk associated with the sales, and therefore recognizes the gross amount of the sale transaction. Sales are recognized when the significant risks and rewards of ownership have been transferred to the buyer, which usually occurs with shipment of the product.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

•                      Income taxes

The Company, as a limited partnership, is not subject to income taxes. The taxable income or loss of the partnership is allocated to the partners for tax purposes.

•                      Partnership distributions

The Company makes distributions to its partners, subject to certain restrictions within its credit agreement, such as remaining within certain financial covenants.

•       Reclassification of comparative period presentation

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no effect on the reported results of operations, only classifications of certain operating expenses.

2                      Accounting standards and interpretations not yet in effect

A number of new standards and amendments to standards and interpretations are effective for annual periods beginning after January 1, 2017, and have not been applied in preparing these consolidated financial statements.

IFRS 9, Financial Instruments

IFRS 9, Financial Instruments (IFRS 9), was issued by the IASB in July 2014 and will replace International Accounting Standard (IAS) 39, Financial Instruments - Recognition and Measurement. IFRS 9 introduces a model for classification and measurement, a single, forward-looking expected loss impairment model and a substantially reformed approach to hedge accounting. The new single principle based approach for determining the classification of financial assets is driven by cash flow characteristics and the business model in which an asset is held. The new model also results in a single impairment model being applied to all financial instruments, which will require more timely recognition of expected credit losses. It also includes changes in respect of own credit risk in measuring liabilities elected to be measured at fair value, so that gains caused by the deterioration of an entity’s own credit risk on such liabilities are no longer recognized in profit or loss. The standard is effective for accounting periods beginning on or after January 1, 2018. Early adoption is permitted. The Company is still evaluating the effect of this standard.

IFRS 15, Revenue from Contracts with Customers

IFRS 15, Revenue from Contracts with Customers (IFRS 15), deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. Revenue is recognized when a customer obtains control of a good or service and thus has the ability to direct the use and obtain the benefits from the good or service. The standard replaces IAS 18, Revenue, and IAS 11, Construction Contracts, and related interpretations. The standard is effective for annual periods beginning on or after

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

January 1, 2018 and earlier application is permitted. Based on the Company’s contracts and the products it sells, it is estimated that the standard will have no significant impact on the recognition of net sales.

IFRS 16, Leases

The IASB published a new standard, IFRS 16, Leases (IFRS 16), on January 15, 2016. The new standard brings most leases on-balance sheet for lessees under a single model, eliminating the distinction between operating and finance leases. Lessor accounting however remains largely unchanged and the distinction between operating and finance leases is retained. IFRS 16 supersedes IAS 17, Leases, and related interpretations, and is effective for periods beginning on or after January 1, 2019, with earlier adoption permitted if IFRS 15 has also been applied. The Company is in the process of assessing the impact of the new standard.

3       Critical accounting estimates and judgments

The preparation of the consolidated financial statements requires management to make estimates and judgments in applying the Company’s accounting policies that affect the reported amounts and disclosures made in the consolidated financial statements and accompanying notes.

Within the context of these consolidated financial statements, a judgment is a decision made by management in respect of the application of an accounting policy, a recognized or unrecognized financial statement amount and/or note disclosure, following an analysis of relevant information that may include estimates and assumptions. Estimates and assumptions are used mainly in determining the measurement of balances recognized or disclosed in the consolidated financial statements and are based on a set of underlying data that may include management’s historical experience, knowledge of current events and conditions and other factors that are believed to be reasonable under the circumstances. Management continually evaluates the estimates and judgments it uses.

The following are the accounting policies subject to judgments and key sources of estimation uncertainty that the Company believes could have the most significant impact on the amounts recognized in the consolidated financial statements. The Company’s significant accounting policies are disclosed in note 2.

Consolidation

The Company uses judgment in determining the entities that it controls and therefore consolidates. The Company controls an entity when the Company has the existing rights that give it the current ability to direct the activities that significantly affect the entity’s returns. The Company consolidates all of its wholly owned subsidiaries. Judgment is applied in determining whether the Company controls the entities in which it does not have ownership rights or does not have full ownership rights. Most often, judgment involves reviewing contractual rights to determine if rights are participating (giving power over the entity) or protective rights (protecting the Company’s interest without giving it power).

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Impairment of non-financial assets (goodwill, intangible assets and fixed assets)

Management is required to use judgment in determining the grouping of assets to identify their CGUs for the purposes of testing fixed assets for impairment. Judgment is further required to determine appropriate groupings of CGUs, for the level at which goodwill and intangible assets are tested for impairment. In addition, judgment is used to determine whether a triggering event has occurred requiring an impairment test to be completed.

For the annual impairment tests of goodwill, the following table summarizes the critical assumptions that were used in estimating the recoverable amount, which was based on fair value less cost of disposal, using discounted cash flows for the various entities:

Assumptions	Range

Terminal growth factor	2.0% to 3.0%
Estimated average revenue growth rate	6.0% to 8.0%
Discount rate	8.9% to 12.5%

The recoverable amount of CGUs is mostly sensitive to the discount rate used. The discount rate was determined on the basis of the weighted average cost of capital calculated for the Company. The weighted average cost of capital reflects the time value of money and the risk specific to the asset for which cash flow projections have not already been adjusted, considering the financial structure and financing conditions of an average market participant.

Contingent consideration

Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as a liability is remeasured at subsequent reporting dates in accordance with IAS 39 and IAS 37, Provisions, Contingent Liabilities and Contingent Assets, as appropriate. The remeasured liability is based on management’s best assessment of the related inputs used in the valuation models, such as future cash flows and discount rates. Future performance results that differ from management’s estimates could result in changes to liabilities recorded, which are recorded as they arise through profit or loss.

4                           Business combinations

a)                  On May 31, 2017, the Company acquired certain net assets of Dodd’s Lumber (the Dodd’s acquisition), which included primarily the land, building and other fixed assets, as well as certain working capital balances. For accounting purposes, the Dodd’s acquisition was considered a business under IFRS 3, Business Combinations. As a result, the transaction has been accounted for as a business combination. Transaction costs incurred by the Company related to the transaction have been expensed.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

The Company accounted for the Dodd’s acquisition using the acquisition method of accounting. Under this method, the Company allocates the purchase price to tangible and intangible assets acquired and liabilities assumed based on estimated fair values at the date of acquisition, with the excess of the purchase price amount being allocated to goodwill. The values of the net assets acquired, which is based on management’s estimate of fair value, and consideration given, are as follows:

$
Accounts receivable	2,582,000
Inventory	2,374,000
Fixed assets	4,800,000
Goodwill	1,244,000

Total cash consideration paid	11,000,000

Transaction costs of $166,994 were incurred in relation to the Dodd’s acquisition and expensed in the consolidated statements of income and comprehensive income.

b)                  On April 29, 2016, the Company acquired the net assets of six entities (the initial acquisition), Watson Building Supplies Incorporated, Slegg Building Materials Limited, Shoemaker Drywall Supplies (A Partnership), BC Ceiling Systems Limited, Canadian Acoustical Ceiling Supply Limited and Core Acoustics Limited (collectively the Sellers).

Under the terms of the agreement, the Sellers received 57,537,333 of Class A-2 units, 11,040,000 Class B-1 units and 11,040,000 Class B-2 units, cash payment of $267,459,732, contingent consideration at a fair value of $42,826,453 and deferred consideration at a fair value of $2,364,000.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

				BC	Core
	Watson	Slegg	Shoemaker	Ceilings	Acoustics
	LP	LP	LP	LP	Titan LP	Other	Total
	$	$	$	$	$	$	$
Consideration
Cash consideration	113,129,003	67,325,000	70,900,000	5,400,000	208,334	2,000,300	258,962,637
Other long-term payables	—	—	—	2,174,000	190,000	—	2,364,000
Contingent consideration	8,816,000	28,979,000	3,743,453	1,288,000	—	—	42,826,453
LP units	56,629,000	11,740,000	11,040,000	—	208,333	—	79,617,333
Additional consideration (working capital adjustments)	6,024,098	5,624,101	(3,355,103)	190,000	13,999	—	8,497,095

	184,598,101	113,668,101	82,328,350	9,052,000	620,666	2,000,300	392,267,518
Net assets acquired
Accounts receivable	25,372,989	26,311,343	40,887,085	1,570,646	331,068	—	94,473,131
Inventories	12,773,939	31,515,660	12,280,477	770,538	80,040	—	57,420,654
Prepaid assets	347,892	792,695	482,393	24,704	112,500	—	1,760,184
Loans receivable and advances	498,083	1,052,572	—	29,022	—	2,000,300	3,579,977
Property, plant and equipment	10,828,723	11,013,100	12,259,365	260,409	20,753	—	34,382,350
Accounts payable and accrued liabilities	(9,753,943)	(11,842,254)	(22,173,340)	(707,518)	(342,255)	—	(44,819,310)
Loans payable	(1,273,395)	—	—	—	—	—	(1,273,395)
Intangible assets	98,900,000	18,400,000	25,800,000	2,000,000	—	—	145,100,000
Goodwill	46,903,813	36,424,985	12,792,370	5,104,199	418,560	—	101,643,927

	184,598,101	113,668,101	82,328,350	9,052,000	620,666	2,000,300	392,267,518

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Transaction costs of $7,462,726 were incurred in relation to the initial acquisition and are expensed in the consolidated statements of income and comprehensive income.

As part of the initial acquisition, the Company committed to pay former shareholders contingent consideration based on defined targets achieved by the Company’s subsidiaries. The targets and payouts are summarized below:

	Fair value of consideration at initial acquisition	Maximum payout	Payout
	$	$	date	Target
Class D units (BC Ceilings)	1,288,000	4,050,000	April 28, 2020	EBITDA
Class D units (Slegg)	20,055,000	26,928,485	April 28, 2020	EBITDA
Class E-1 units (Slegg)	3,499,000	4,697,515	April 28, 2020	EBITDA
Class F units (other)	8,816,000	9,639,000	April 28, 2020	performance of business
Inventory payout (Shoemaker) (i)	3,743,453	3,787,000	March 28, 2017	inventory target
Inventory payout (Slegg) (i)	5,425,000	7,713,660	December 27, 2017	inventory target

	42,826,453	56,815,660

(i)                  During the year, the Company paid $9,275,171 related to the inventory payout for Shoemaker and Slegg.

During the year, as a result of the expectation of achieving certain targets, the fair value of certain contingent consideration increased by $5,573,032 and was accrued in the current period.

In addition, the Company is obligated to pay additional consideration (contingent payments) not included in the total consideration above to certain former shareholders based on defined criteria. The Company is obligated to pay the following contingent payments:

•                       The Company is obligated to additional consideration if the average of certain operating results for the Shoemaker business for the period from April 29, 2016 to April 28, 2020 exceeds defined thresholds. The contingent payments vary based on the achieved result to a maximum of $60,000,000 payable April 28, 2020. As the obligation to pay the contingent payment is conditional on the continued employment of the former shareholder who is also a key executive, the amounts accrued are recorded as period expenses. The amount accrued in the current period is $17,763,380 (2016 - $5,953,619).

•                       The Company is also obligated to additional consideration if the cumulative sales for the period from April 29, 2016 to April 28, 2019 and sales for the period from April 29, 2019 to April 28, 2020 to certain former shareholders of Watson exceed defined thresholds. The contingent payments vary based on the achieved sales targets to a maximum of $22,500,000 payable on April 29, 2019 and a further $17,500,000 payable on April 29, 2020. As the obligation to pay these contingent payments is conditional on meeting certain volumes purchased by the former shareholder, the amounts accrued are recorded as period expenses. The amount accrued in the current period is $9,711,937 (2016 - $4,750,280).

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

The contingent expenses are included in the consideration to former shareholders in the consolidated statements of income and comprehensive income and are accrued in contingent consideration on the consolidated statements of financial position.

All the contingent consideration will become immediately due and payable upon a liquidity event.

5                      Cash and cash equivalents

Cash and cash equivalents consist of the following:

	2017	2016
	$	$

Cash and cash equivalents	850,171	4,541,418
Petty cash	38,761	29,692

	888,932	4,571,110

The bank indebtedness of the Company consists of the following:

	2017	2016
	$	$

Accounts in overdraft	991,899	2,989,946
Line of credit (note 11)	47,000,000	31,069,001

	47,991,899	34,058,947

6                      Trade accounts receivable

Trade accounts receivable include taxes collected on behalf of the fiscal authorities. The taxes amounted to $861,744 (2016 - $2,461,324).

Trade accounts receivable of the Company consist of the following:

	2017	2016
	$	$

Trade accounts receivable	86,222,082	83,188,347
Allowance for doubtful accounts	(1,175,712)	(3,632,554)

	85,046,370	79,555,793
Trade accounts receivable
0 to 60 days	77,310,918	70,056,482
60 to 90 days	5,333,534	5,278,028
Over 90 days	3,577,630	7,853,837
Less: Allowance for doubtful accounts	(1,175,712)	(3,632,554)

	85,046,370	79,555,793

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

	2017	2016
	$	$

Rollforward of allowance for doubtful accounts
Balance at the beginning of the period	(3,632,554)	(6,564,081)
Allowance made during the year	(454,979)	(424,420)
Amounts written off during the year	2,589,999	3,085,993
Reversal of provision for amounts collected	321,822	269,954

	(1,175,712)	(3,632,554)

The allowance for doubtful accounts primarily comprises trade receivables overdue more than 90 days.

7                      Inventories

The Company’s inventory is comprised of finished goods inventory.

Inventories of the Company consist of the following:

	2017	2016
	$	$

Inventory	66,548,298	61,138,475
Inventory provision	(900,000)	(1,114,027)

	65,648,298	60,024,448

The cost of inventories recognized as an expense and included in cost of sales amounted to $390,364,792 (2016 - $243,841,456).

8                      Loans receivable and advances

Loans receivable and advances consist of the following:

	2017 $	2016 $

Loan (i)	2,000,000	2,000,000
Loans and advances to customers	5,758,591	2,405,072

	7,758,591	4,405,072
Less: Current portion of loans receivable and advances	2,240,084	199,210

	5,518,507	4,205,862

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(i)                  As part of the initial acquisition (note 4), the Company assumed an interest bearing loan of $2,000,000 advanced to Ontario Acoustic Supply Inc., maturing on August 17, 2018. The loan agreement bears interest at 3% and additional interest of $340,000 per annum. During the period, the Company received total interest of $400,000 (2016 - $266,667).

Advances to customers bear interest at rates from prime plus 3% to prime plus 6% based on the credit risk of the customer and are secured. Maturity dates for the advances to customers range from February 2018 to January 2025.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017

9                      Property, plant, and equipment

		Furniture	Machinery		Vehicles
	Land and	and	and	Leasehold	and
	buildings	fixtures	equipment	improvements	trucks	Total
	$	$	$	$	$	$

Cost
Beginning balance - January 1, 2017	4,007,711	2,013,100	4,981,294	3,034,234	20,998,033	35,034,372
Acquired in business combination (note 4)	4,400,000	—	400,000	—	—	4,800,000
Additions	—	887,362	970,479	1,946,992	5,885,013	9,689,846
Disposals	—	(50,000)	(395,078)	(416,940)	(1,391,077)	(2,253,095)

	8,407,711	2,850,462	5,956,695	4,564,286	25,491,969	47,271,123
Less: Accumulated depreciation
Beginning balance - January 1, 2017	27,020	253,532	832,182	318,707	4,444,805	5,876,246
Amortization expense	93,376	427,834	1,454,383	789,410	6,440,282	9,205,285
Disposals	—	(21,200)	(354,203)	(260,310)	(1,226,766)	(1,862,479)

	120,396	660,166	1,932,362	847,807	9,658,321	13,219,052

Net book value - December 31, 2017	8,287,315	2,190,296	4,024,333	3,716,479	15,833,648	34,052,071

Depreciation expense of $9,205,285 (2016 - $7,081,861) is recorded in the consolidated statements of income and comprehensive income. During the period, the Company did not write off any fully depreciated assets.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017

		Furniture	Machinery		Vehicles
	Land and	and	and	Leasehold	and
	buildings	fixtures	equipment	improvements	trucks	Total
	$	$	$	$	$	$

Cost
Acquired in business combination (note 4)	4,007,711	1,861,391	4,764,284	2,623,760	21,125,204	34,382,350
Additions	—	151,709	423,048	471,022	1,662,651	2,708,430
Disposals	—	—	(206,038)	(60,548)	(1,789,822)	(2,056,408)

	4,007,711	2,013,100	4,981,294	3,034,234	20,998,033	35,034,372
Less: Accumulated depreciation
Depreciation expense	27,020	253,532	1,016,195	368,956	5,416,158	7,081,861
Disposals	—	—	(184,013)	(50,249)	(971,353)	(1,205,615)

	27,020	253,532	832,182	318,707	4,444,805	5,876,246

Net book value - December 31, 2016	3,980,691	1,759,568	4,149,112	2,715,527	16,553,228	29,158,126

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

10               Goodwill and intangible assets

Goodwill and intangible assets of the Company consist of the following:

	Intangible assets
	Customer	Customer
	relationships	contracts	Brand	Total	Goodwill
	$	$	$	$	$

Cost
Beginning balance	—	—	—	—	—
Acquired in business combination	123,700,000	19,400,000	2,000,000	145,100,000	101,643,927
December 31, 2016	123,700,000	19,400,000	2,000,000	145,100,000	101,643,927

Less: Accumulated amortization	—	—	—	—	—
Amortization expense	11,780,952	2,586,667	266,667	14,634,286	—
December 31, 2016	11,780,952	2,586,667	266,667	14,634,286	—
	111,919,048	16,813,333	1,733,333	130,465,714	101,643,927

Cost
Beginning balance	123,700,000	19,400,000	2,000,000	145,100,000	101,643,927
Acquired in business combination	—	—	—	—	1,244,000
December 31, 2017	123,700,000	19,400,000	2,000,000	145,100,000	102,887,927

Less: Accumulated amortization	11,780,952	2,586,667	266,667	14,634,286	—
Amortization expense	17,671,429	3,880,000	400,000	21,951,429	—
December 31, 2017	29,452,381	6,466,667	666,667	36,584,715	—
Carrying amount - December 31, 2017	94,247,619	12,933,333	1,333,333	108,514,285	102,887,927

Goodwill

As described in note 1, goodwill is reviewed for impairment annually, or at any time if an indicator of impairment exists. Key assumptions used in recoverable amount computations are described in note 3.

As at December 31, 2017, goodwill was tested for impairment as described above and the calculations did not evidence any impairment as the recoverable amount of the CGUs exceeded their carrying amount by a substantial amount.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

The aggregate goodwill carrying amounts allocated to each CGU are as follows:

	2017	2016
	$	$

Watson LP	47,322,373	47,322,373
Slegg LP	37,668,985	36,424,985
Shoemaker LP	17,896,569	17,896,569

	102,887,927	101,643,927

11               Debt

	2017	2016
	$	$

Outstanding balance of term loan	180,374,000	116,470,000
Term loan, short-term portion	(9,252,000)	(12,260,000)

	171,122,000	104,210,000
Deferred financing fees	(2,642,332)	(1,701,185)

Term loan, long-term portion, net of deferred financing costs	168,479,668	102,508,815

On April 29, 2016, the Company entered into a credit agreement with a syndicate of lenders for senior debt financing. The credit agreement provided for a five-year $122,600,000 term loan maturing on April 29, 2021 (the Term Loan) and a revolving credit facility of $88,000,000 (the Revolving Facility, collectively the Facilities). The facilities bore interest at the Canadian prime rate plus a marginal rate based on the level determined by the total debt to EBITDA ratio as at the end of the most recently completed fiscal quarter or fiscal year. The marginal rate ranged from 0.5% to 2.0%.

On June 28, 2017, the credit agreement was amended (the Amendment), extending the term loan maturity date to June 28,2022 and increasing the Term Loan facility to $185,000,000 and the Revolving Facility to $105,000,000, of which $47,000,000 is outstanding at period-end (bank indebtedness).

The Amendment was accounted for as a modification of debt, as the terms of the Amendment were not substantially different from the original credit agreement. Therefore, the costs associated with the modification were treated as an adjustment to the carrying value of the long-term debt and amortized over the remaining term of the modified debt.

Costs incurred to establish the initial credit agreement in 2016 totalled $2,001,393 and costs incurred to establish the amended agreement in 2017 were $1,443,230. The total remaining costs are amortized over the remaining term of the modified debt maturing on June 28, 2022.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

The schedule of repayments of long-term debt based on maturity is as follows:

$

2018	9,252,000
2019	9,252,000
2020	9,252,000
2021	9,252,000
2022	143,366,000

180,374,000

The credit agreement contains restrictions related to the Company’s ability to distribute earnings to its partners when certain financial covenants are breached. As at December 31, 2017, the Company was in compliance with these covenants.

12               Partners’ equity

On March 18, 2016, the Company accepted capital contributions from the following entities:

$

TI 2016 Investors Limited Partnership	95,000,000
Master Titan Holdings GP Inc.	600

95,000,600

On April 29, 2016, as a part of the business combination, the Company issued additional partnership units as partial consideration for the purchase of the Acquired Assets. The Company issued partnership units to the following entities:

$

Shoemaker Drywall Supplies (A Partnership)	11,040,000
Watson Building Supplies Inc.	46,990,000
Slegg Building Materials Ltd.	11,740,000
Core Acoustics Ltd.	208,333
2032068 Ontario Inc.	3,500,000
1955258 Ontario Inc.	6,139,000

79,617,333

On June 30, 2016, TI 2016 Investors Limited Partnership provided $625,000 of additional capital contributions.

The company also issued a $200,000 loan to Master Titan Holdings Option Corporation (OptionCo) during the year. The loan bears interest at 2% annually. OptionCo directed the Company to use the proceeds from the loan to fund the subscription for 100,000 Class A special units and 76,924 Class B special units. The Class A and Class B special units have a fixed distribution equal to the cost of financing at 2% annually. These units are exercisable upon a liquidity event and redeemable for 176,924 Class A-1 Master Limited Partnership units.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

On June 28, 2017, the Company returned capital to certain partners in the amount of $71,705,365.

At the end of the period, the Company had the following partnership units outstanding, which are classified as equity or liability, depending on their features:

		Amount
			2017	Return
	Units	2016	Activity	of capital	2017
	#	$	$	$	$
Equity units
GP units	600	600	—	—	600
Class A-1 units	87,763,570	87,821,262	—	(53,467,216)	34,354,046
Class A-2 units	65,341,071	65,341,071	—	(18,160,944)	47,180,127
Class A special unit option	100,000	—	100,000	(43,637)	56,363
Class B-1 units	11,040,000	11,040,000	—	—	11,040,000
Class B-2 units	11,040,000	11,040,000	—	—	11,040,000
Class B special unit option	76,924	—	100,000	(33,568)	66,432

Total units classified as equity	175,362,165	175,242,933	200,000	(71,705,365)	103,737,568

Liability units
Class C-1 units (Watson)	7,500,000	1,787,187	3,399,634	—	5,186,821
Class C-2 units (Watson)	5,000,000	612,345	2,494,108	—	3,106,453
Class C-3 units (Watson)	5,000,000	1,189,532	2,118,020	—	3,307,552
Class C-4 units (Watson)	5,000,000	1,161,216	1,700,175	—	2,861,391
Class D-1 units (Watson)	7,500,000	—	—	—	—
Class D-2 units (Watson)	5,000,000	—	—	—	—
Class D-3 units (Watson)	5,000,000	—	—	—	—
Class D-4 units (Watson)	1	—	—	—	—
Class D units (BCC)	4,050,000	1,306,923	73,084	—	1,380,007
Class D units (Shoemaker)	51,720,000	5,132,020	15,312,034	—	20,444,054
Class D units (Slegg)	26,928,485	20,356,626	5,205,527	—	25,562,153
Class E-1 units (Slegg)	4,697,515	3,551,341	907,825	—	4,459,166

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

		Amount
			2017	Return
	Units	2016	Activity	of capital	2017
	#	$	$	$	$

Class E-2 units (Shoemaker)	8,280,000	821,599	2,451,346	—	3,272,945
Class F units (other)	9,639,000	8,947,039	202,204	—	9,149,243

Total units classified as liability	145,315,001	44,865,828	33,863,957	—	78,729,785

Total units classified as liability and equity	320,677,166	220,108,761	34,063,957	(71,705,365)	182,467,353

13               Commitments and contractual obligations

The Company and its subsidiaries have entered into several lease agreements for premises for various terms expiring up to the year 2030. The following table details the due dates of the Company’s operating leases and service agreements, estimated contingent consideration and estimated term loan repayment:

	Operating leases and service agreements $	Contingent consideration $	Term loan repayment (including interest) $
2018	9,430,359	—	15,892,816
2019	8,880,716	22,500,000	15,550,122
2020	3,666,537	144,837,333	15,207,428
2021	3,160,019	—	14,864,734
2022	3,130,646	—	147,425,544
Thereafter	4,196,997	—	—

	32,465,274	167,337,333	208,940,644

The minimum lease payments shown above are for non-cancellable operating leases for buildings as at December 31, 2017. The total expense for operating lease contracts was $13,081,869 (2016 - $8,633,550) for the period ended December 31, 2017. Interest payments included in contractual obligations are based on current prevailing interest rates (note 17).

The company has issued a letter of credit totalling $500,000 (2016 - $500,000).

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

14               Related parties

Related party transactions that are in the normal course of operations and have commercial substance are made under competitive terms and conditions or in accordance with the agreements with the related party.

Management and other fees

During the period, TorQuest Fund III GP Inc., an entity that controls the Company, provided management services and various administrative support functions were provided to the Company. The charges for these services were $501,298 (2016 - $1,337,907).

Included in accounts payable were management fees to related parties as follows:

	2017	2016
	$	$

TorQuest Fund III GP Inc.	122,541	122,540
TorQuest Capital Fund III GP Inc.	2,459	2,460

	125,000	125,000

Executive compensation

Payments made to key executives of the Company for salaries and other benefits amounted to $1,383,527 (2016 - $909,406).

Director’s fees

Payments to directors of the Company amounted to $100,000 (2016 - $40,213).

Other transactions

The Company has a lease agreement with JRK Investments Inc., an entity controlled by one of the unitholders of the Company. Payments for rental costs paid to JRK Investments Inc. amounted to $1,457,992 (2016 - $971,955).

Contingent compensation

The Company has accrued contingent consideration due to former shareholders related to the business acquisition. Details of the contingent consideration are described in note 3.

Loans to related parties

During the year, the Company made certain advances to unitholders in the amount of $37,924,952. The Company has recorded these amounts as loans receivable. The loans are repayable in the event of bankruptcy, liquidation or dissolution of the partnership agreement or a liquidity event including a transaction involving the

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

sale of the business, an initial public offering or any other qualifying liquidity event. Loans are non-interest bearing and due on demand, however, the Company has agreed to postpone demand for the loans beyond the current year and as a result, the loans are classified as long-term.

15               Net sales

Net sales of the Company consist of the following:

	Year ended December 31,	Period from incorporation on March 18, 2016 to December 31,
	2017	2016
	$	$
Gross sales	614,521,677	379,748,742
Sales discount and rebates	(25,273,446)	(14,737,200)

	589,248,231	365,011,542

16               Other income

Other income of the Company consist of the following:

	Year ended December 31,	Period from incorporation on March 18, 2016 to December 31,
	2017	2016
	$	$
Interest income	849,629	702,756
Other purchase rebates	1,633,875	925,781
Marketing rebates	2,584,213	1,569,492

	5,067,717	3,198,029

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

17               Risk management

In the normal course of business, the Company is exposed to a number of financial risks that can affect its operating performance. These risks are: interest rate risk, credit risk and liquidity risk. The Company’s overall risk management program and business practices seek to minimize any potential adverse effects on the Company’s financial performance.

Interest rate risk

The Company’s exposure to interest rate fluctuations is with respect to its short-term and long-term financing, which bears interest at a floating rate of prime. As at December 31, 2017, an increase or decrease of 1% in short-term interest rates would lead to a respective increase or decrease in annual interest expense of $2,273,740.

Credit risk

The Company is exposed to credit risk resulting from the possibility that counterparties could default on their financial obligations to the Company, including cash and cash equivalents, accounts receivable and loans receivable. Failure to manage credit risk could adversely affect the financial performance of the Company.

The Company’s investment policies are designed to mitigate the possibility of deterioration of principal, enhance the Company’s ability to meet its liquidity needs and to provide high returns within those parameters. Cash is on deposit with Canadian chartered banks.

Accounts receivable and loans receivable are monitored by management for collectability and management estimates an allowance for doubtful accounts. As a consequence of the considerable customer spread in terms of geographical location and numbers the credit risk is fundamentally limited. No customer exceeds 10% of the Company’s net sales in 2016 or 2017. As at December 31, 2017, the allowance for doubtful accounts was $1,175,712 (2016 - $3,632,554).

Liquidity risk

Cash flow forecasting is performed by the Company. The Company monitors rolling forecasts of the Company’s liquidity requirements to ensure it has sufficient cash to meet operational needs. Such forecasting takes into consideration the Company’s debt financing plans, covenant compliance, and compliance with internal consolidated statements of financial position ratio targets.

18               Capital management

The Company considers capital to be primarily cash, long-term debt and shareholder’s equity and makes adjustments as appropriate to such variables as cash on hand, additional capital expenditures, debt capacity, available credit facilities and covenant restrictions. The Company’s capital management strategy, objectives and definitions have not materially changed during 2017.

Master Titan Holdings LP

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

19               Subsequent events

On April 5, 2018 it was announced that Gypsum Management and Supply, Inc “GMS”, has agreed to acquire 100% of the equity interests of Master Titan Holdings LP for total consideration of $800,000,000. The transaction was approved by the Competition Bureau of Canada on April 11, 2018 and is expected to close in the second calendar quarter of 2018, subject to other customary closing conditions.

As a result of the transaction, certain contingent consideration along with other long term payables, long term debt and the Class B-1 of $11,040,000 and Class B-2 units of $11,040,000 will become immediately repayable at time of closing. Given the completion of this transaction represents a liquidity event, the 100,000 Class A special unit options and the 76,924 Class B special units will be redeemable for Class A-1 units and the loans receivable from related parties in the amount of $37,924,952 will become immediately repayable under the terms of the agreement.